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                                                            EXHIBIT 28(H)(3)(B)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

   This Amendment to the Fund Participation Agreement ("Agreement") dated the 1/st/ day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and Lincoln Life & Annuity Company of New York, a New York insurance company (the "Company") is effective as of April 29, 2011, regardless of when executed.

                                   AMENDMENT

   WHEREAS, the parties wish to amend Schedule 2 to the Agreement and replace it in its entirety.

   NOW, THEREFORE, in consideration of their mutual promises, the Company and the Trust agree to amend the Agreement as follows:

    1. Schedule 2 of this Agreement shall be deleted and replaced with the attached Schedule 2.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                               LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

Date: April 29, 2011                /s/ Kevin J. Adamson
                               By:  ---------------------------------------
                                    Kevin J Adamson
                                    Second Vice President

                               LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Date: April 29, 2011                /s/ William P. Flory, Jr.
                               By:  ---------------------------------------
                                    William P. Flory, Jr.
                                    Second Vice President

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                                  SCHEDULE 2

                                     Funds
                             As of April 29, 2011

LVIP Baron Growth Opportunities Fund
LVIP Capital Growth Fund
LVIP Cohen & Steers Global Real Estate Fund
LVIP Columbia Value Opportunities Fund
LVIP Delaware Bond Fund
LVIP Delaware Growth and Income Fund
LVIP Delaware Social Awareness Fund
LVIP Delaware Special Opportunities Fund
LVIP Janus Capital Appreciation Fund
LVIP MFS International Growth Fund
LVIP MFS Value Fund
LVIP Mid-Cap Value Fund
LVIP Mondrian International Value Fund
LVIP Money Market Fund
LVIP SSgA Bond Index Fund
LVIP SSgA Developed International 150 Fund
LVIP SSgA Emerging Markets Fund
LVIP SSgA International Index Fund
LVIP SSgA Large Cap 100 Fund
LVIP SSgA Small/Mid Cap 200 Fund
LVIP SSgA S&P 500 Index Fund
LVIP SSgA Small-Cap Index Fund
LVIP T. Rowe Price Growth Stock Fund
LVIP T. Rowe Price Structured Mid-Cap Growth Fund
LVIP Templeton Growth Fund
LVIP Turner Mid-Cap Growth Fund
LVIP Wells Fargo Intrinsic Value Fund

LVIP Delaware Foundation Aggressive Allocation Fund
LVIP Delaware Foundation Conservative Allocation Fund
LVIP Delaware Foundation Moderate Allocation Fund

LVIP Global Income Fund

LVIP Conservative Profile Fund
LVIP Moderate Profile Fund
LVIP Moderately Aggressive Profile Fund
LVIP 2010 Profile Fund
LVIP 2020 Profile Fund
LVIP 2030 Profile Fund
LVIP 2040 Profile Fund
LVIP 2050 Profile Fund

LVIP BlackRock Inflation Protected Bond Fund
LVIP J.P. Morgan High Yield Fund
LVIP Delaware Diversified Floating Rate Fund

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LVIP American Global Growth Fund
LVIP American Global Small Capitalization Fund
LVIP American Growth Fund
LVIP American Growth-Income Fund
LVIP American International Fund

LVIP American Balanced Allocation Fund
LVIP American Growth Allocation Fund
LVIP American Income Allocation Fund

LVIP SSgA Conservative Index Allocation Fund
LVIP SSgA Conservative Structured Allocation Fund
LVIP SSgA Moderate Index Allocation Fund
LVIP SSgA Moderate Structured Allocation Fund
LVIP SSgA Moderately Aggressive Index Allocation Fund
LVIP SSgA Moderately Aggressive Structured Allocation Fund
LVIP SSgA Global Tactical Allocation Fund

LVIP Dimensional U.S. Equity Fund
LVIP Dimensional Non-U.S. Equity Fund
LVIP Vanguard Domestic Equity ETF Fund
LVIP Vanguard International Equity ETF Fund
LVIP Total Bond Fund